AMENDMENT NO. 6 TO MANAGEMENT AGREEMENT

     This Amendment No. 6 to the Management Agreement dated December 8, 2000 as amended on October 1, 2001, February 12, 2002, May 1, 2002, January 1, 2003 and May 1, 2003 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of November, 2003.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to add the following additional Portfolios:



                          Portfolio                              Percentage of average daily net assets
   -------------------------------------------------------- -------------------------------------------------
   -------------------------------------------------------- -------------------------------------------------


   Met/American Growth Portfolio                            0.75%
   -------------------------------------------------------- -------------------------------------------------
   -------------------------------------------------------- -------------------------------------------------
   Met/American Growth-Income Portfolio                     0.75%
   -------------------------------------------------------- -------------------------------------------------
   -------------------------------------------------------- -------------------------------------------------
   Met/American International Portfolio                     0.90%
   -------------------------------------------------------- -------------------------------------------------
   -------------------------------------------------------- -------------------------------------------------
   Met/American Bond Portfolio                              0.50%
   -------------------------------------------------------- -------------------------------------------------


     2. To the extent that a Portfolio invests all of its investable assets (i.e., securities and cash) in another registered investment company, the Trust will not pay the Manager any fee pursuant to Section 3 of the Agreement.

     3. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed ___ day of _____, 2003.


                                    MET INVESTORS SERIES TRUST


                                    By:______________________
                                         Elizabeth M. Forget
                                         President



                                    MET INVESTORS ADVISORY LLC


                                    By:_______________________
                                         Elizabeth M. Forget
                                         President